UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 2
TO
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2008

Synovics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22011	86-0760991
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

5360 Northwest 35th Avenue, Ft. Lauderdale, FL	33309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 486-4590

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 2 on Current Report on Form 8-K/A (“Amendment No. 2”) is an amendment to the Registrant’s Current Report on Form 8-K/A (“Amendment No. 1”), dated May 15, 2008, which amended the Registrant’s Current Report on Form 8-K, dated April 16, 2008.  The purpose of this Amendment No. 2 is to correct an immaterial typographical error contained in the first paragraph.  Except for the correction of the immaterial typographical error referenced above, this Amendment No. 2 does not update, modify, or amend any disclosure set forth in Amendment No. 1.

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02	Unregistered Sales of Equity Securities

On April 3, 2008, the Registrant and its wholly owned subsidiary, Kirk Pharmaceuticals, LLC (“Kirk”), completed an initial closing of a bridge round of debt financing (the “2008 Bridge Note Offering”), whereby Kirk issued convertible bridge notes (the “2008 Bridge Notes”) in the principal amount of $6,592,292 to accredited investors as defined by Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”). Subsequently, the Registrant completed an additional closing and issued a further 2008 Bridge Note in the principal amount of $200,000 to an accredited investor.

Of the 2008 Bridge Notes issued, notes in the principal amount of $5,227,292 were issued in exchange for (i) 2008 Bridge Notes in the principal amount equal to the unpaid principal of convertible bridge notes issued by Kirk in a bridge note offering conducted during 2007 (the “2007 Bridge Note Offering”), and (ii) 2008 Bridge Notes in the principal amount equal to (1) the unpaid principal and accrued and unpaid interest of a bridge note held by 2133820 Ontario, Inc. (“Ontario”), an affiliate of Harcharan Singh, a beneficial owner of more than 10% of the Registrant’s outstanding common stock, that was issued by Kirk in April 2007 (the “Singh Note”), and (2) accrued and outstanding consulting fees due to Mr. Singh. The incremental gross proceeds to the Registrant were $1,565,000.

The lead investor in the 2008 Bridge Note Offering was Svizera Holdings BV (“Svizera”) which invested an aggregate of $1 million in the 2008 Bridge Note Offering. Svizera is a wholly-owned subsidiary of Maneesh Pharmaceuticals Ltd. (“Maneesh), which is controlled by Vinay Sapte and his brother Maneesh Sapte. Vinay Sapte was recently appointed to the Registrant’s board and Maneesh Sapte together with Jyotindra Gange, each Maneesh designees, are proposed to become members of the Registrant’s board upon the later to occur of (i) the initial closing of a contemplated Series C Financing (including Svizera’s proposed $6 million investment), and (ii) the end of ten days after the dissemination of an Information Statement on Schedule 14 F-1 and its mailing and dissemination to the Registrant’s shareholders. In addition, Ontario invested an aggregate of $1,652,292 in the 2008 Bridge Note Offering (including $1,552,292 of unpaid principal and accrued and unpaid interest of a promissory note issued by Kirk which “rolled over” into the 2008 Bridge Note Offering plus accrued and unpaid consulting fees).

The 2008 Bridge Notes bear interest at 6% per annum increasing to 18% in the case of an event of default and mature on June 30, 2008, unless earlier converted. Upon the closing of a qualified equity financing (as defined therein), the 2008 Bridge Notes convert at the option of the holder into the Registrant’s future Series C Preferred Stock and warrants to acquire shares of common stock to be issued in a qualified equity financing at a premium of 10% of the unpaid principal and interest of the 2008 Bridge Notes. In addition, upon closing of the qualified equity financing, holders of the 2008 Bridge Notes are entitled to receive bridge warrants to acquire the Registrant’s common stock at an exercise price and upon other terms identical to the warrants to be issued in the qualified equity financing. The number of shares of common stock into which the bridge warrants are exercisable ranges from 40% to 50% of the number of shares of common stock issuable to holders upon conversion of the Series C Preferred Stock receivable upon conversion of the 2008 Bridge Notes, with the range depending on the timing of the initial closing of the qualified equity financing.

In connection with the 2008 Bridge Note Offering, the Registrant agreed to issue an aggregate of 1,358,458 shares of its common stock to holders of the 2008 Bridge Notes.

To secure Kirk’s obligations under the 2008 Bridge Notes, the Registrant issued 1,000,000 shares of Series B Convertible Preferred Stock to Axiom Capital Management, Inc. (“Axiom”), the placement agent of the 2008 Bridge Note Offering, acting as collateral agent of holders of the 2008 Bridge Notes. The shares of Series B Convertible Preferred vote together with the common stock and other preferred stock entitled to vote on an as-converted basis. In the event of default under the 2008 Bridge Notes, the Series B Convertible Preferred Stock is convertible into the Registrant’s common stock on a 1:15 basis for the purpose of utilizing the proceeds thereof to satisfy the obligations under the 2008 Bridge Notes. In an event of default, the Registrant is obligated to file a registration statement under the Securities Act covering the resale of shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock. If the Registrant does not file a registration statement within 15 days following an event of default, the 2008 Bridge Notes will be deemed to increase in principal amount by 1% every month up to 10% in the aggregate.

The 2008 Bridge Notes are also secured by a pledge by an affiliate of Ronald H. Lane, the Registrant’s Chief Executive Officer and Chairman of the Board, of 2,000,000 shares of common stock of the Registrant. As an inducement to the pledge by Dr. Lane’s affiliate, the Registrant agreed to issue to Dr. Lane’s affiliate one share of the Registrant’s common stock for every pledged share of common stock sold in an event of default under the 2008 Bridge Notes.

Pursuant to a letter agreement between the Registrant and its placement agent, Axiom is entitled to a cash commission of 10% of the purchase price of the 2008 Bridge Notes plus warrants (“Placement Agent Warrants”) to purchase 10% of the number of shares of common stock into which the 2008 Bridge Notes are convertible, in both cases excluding the 2008 Bridge Notes issued in exchange of convertible bridge notes issued in the 2007 Bridge Note Offering and the Singh Note. The Placement Agent Warrants are exercisable for five years from the date of issuance and are to be on the same terms as the warrants issued to the investors except that the Placement Agent Warrants shall be exercisable on a “cashless” or “net issuance” basis. Middlebury Securities LLC acted as sub-agent to Axiom in the 2008 Bridge Note Offering.

The foregoing description of the transactions described above is qualified in its entirety by the form of Convertible Bridge Note and Side Letter attached as exhibits hereto.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 16, 2008, the Registrant filed with the Secretary of State of the State of Nevada a Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (the “Certificate of Designation”) establishing the rights, preferences, restrictions and other matters relating to 1,000,000 shares of Series B Preferred Stock.

The Certificate of Designation provides, among other things, that (i) the Series B Preferred Stock votes, on an as-converted basis, together with the Registrant’s common stock and any class of preferred stock entitled to vote with the Registrant’s common stock at any annual or special meeting of the Registrant, (ii) upon an event of default under the 2008 Bridge Notes, at the option of the holder to whom such event of default is applicable (an “Event of Default”) and to the extent the Series B Preferred Stock has not been redeemed, each share of Series B Preferred Stock is convertible into fifteen shares of the Registrant’s common stock, subject to adjustment for stock splits, dividends, reclassifications, reorganizations, mergers and sales of shares below the Series B Conversion Price (on a full ratchet basis), (iii) the then outstanding shares of Series B Preferred Stock are redeemable on a pro-rata basis by the Registrant at a redemption price of $0.001 per share in the event of conversion of the 2008 Bridge Notes pursuant to the terms thereof or in the event of payment of any portion of the principal outstanding under such convertible bridge notes, and (iv) the Series B Preferred Stock is non-transferable other than in the case of an Event of Default.

The foregoing description is a summary and is qualified in its entirety by the Certificate of Designation attached as an exhibit hereto and incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits

(a)      Not applicable.

(b)      Not applicable.

(c)      Not applicable.

(d)      Exhibits

3.1	Form of Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Synovics Pharmaceuticals, Inc.*

10.1	Form of Convertible Bridge Note**

10.2	Side Letter dated April 3, 2008 among the Registrant, Kirk and Holders of the Convertible Promissory Note**

* Filed as an exhibit to Current Report on Form 8-K filed on April 16, 2008 and incorporated by reference herein.

**Filed as an exhibit to Current Report on Form 8-K/A filed on May 15, 2008 and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2008

SYNOVICS PHARMACEUTICALS, INC.

By: /s/ Ronald Howard Lane
Name: Ronald Howard Lane, Ph.D.
Title: Chief Executive Officer